Exhibit 21.1
Subsidiaries of the Registrant1
as of December 31, 2016

Assured Guaranty Re Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)
Cypress Point Funding Limited (Cayman Islands domiciled 23% owned subsidiary of Assured Guaranty Re Ltd.) [2]
Assured Guaranty Overseas US Holdings Inc. (Delaware domiciled subsidiary of Assured Guaranty Re Ltd.)
Assured Guaranty Re Overseas Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Overseas US Holdings Inc.)
AG Intermediary Inc. (New York domiciled subsidiary of Assured Guaranty Re Overseas Ltd.)
AG Management Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Re Overseas Ltd.)
Assured Guaranty Finance Overseas Ltd. (England domiciled subsidiary of Assured Guaranty Ltd.)
Cedar Personnel Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty US Holdings Inc. (Delaware domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty Municipal Holdings Inc. (New York domiciled subsidiary of Assured Guaranty US Holdings Inc.)
EFS-AGIC Master Business Trust (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
AE Global Holdings, LLC (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
AE Global Investments, LLC (Delaware domiciled subsidiary of AE Global Holdings, LLC)
AE Global Asset Funding, LLC (Delaware domiciled subsidiary of AE Global Holdings, LLC)
FSA Portfolio Management Inc. (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Transaction Services Corporation (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Assured Guaranty Municipal Corp. (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Assured Guaranty (Europe) Ltd. (England domiciled subsidiary of Assured Guaranty Municipal Corp.)
Municipal Assurance Holdings Inc. (Delaware domiciled 60.7% owned subsidiary of Assured Guaranty Municipal Corp. and 39.3% owned subsidiary of Assured Guaranty Corp.)
Municipal Assurance Corp. (New York domiciled subsidiary of Municipal Assurance Holdings Inc.)
AG Analytics Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Assured Guaranty (UK) Services Limited (England domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Assured Guaranty Corp. (Maryland domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Prescott, LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
Four Hundred Main Street LLC (Delaware domiciled subsidiary of Assured Guaranty Corp)
AG PFC Holding LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
AGFP Holdings LLC (Delaware domiciled subsidiary of AG PFC Holding LLC)
Portfolio Funding Company LLC I (Delaware domiciled 50% owned subsidiary of AGFP Holdings LLC) [3]
Van American Insurance Agency, Inc. (South Carolina domiciled subsidiary of Assured Guaranty Corp.)
Hoboken LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
Assured Guaranty (UK) Ltd. (England domiciled subsidiary of Assured Guaranty Corp.)
AG Financial Products Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
AG CAT Re Ltd. (Bermuda domiciled company)[4]
CIFG Holding LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)[5]
CIFG Services, LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
CIFG Europe, S.A. (French domiciled subsidiary of Assured Guaranty Corp.)[5]

(1)	All subsidiaries are wholly owned except for AG CAT Re Ltd., Cypress Point Funding Limited, and Portfolio Funding Company LLC I.

(2)	The remaining 77% of Cypress Point Funding Limited (Cayman) is 23% owned by XL Insurance Ltd. and 54% owned by Maples FS Limited.

(3)
The remaining 50% of Portfolio Funding Company LLC I was owned by a subsidiary of Goldman, Sachs & Co. as of December 31, 2014, and since January 23, 2015, is owned by a subsidiary of AMC Networks Inc.

(4)	AG CAT Re Ltd. is wholly owned by Codan Trust Company Limited, an entity that is not owned or controlled by Assured Guaranty Ltd. The insurance manager of AG CAT Re Ltd. is AG Management Ltd.

(5)
In order to comply with a French law mandating that corporations have at least seven (7) shareholders, AGC has loaned one share of CIFG Europe A.A. to each of the following six Delaware limited liability companies, each of which is wholly owned by CIFG Holding LLC, a direct , wholly owned subsidiary of AGC: CIFG Global Holdings I, LLC, CIFG Global Holdings II, LLC, CIFG Global Holdings III, LLC, CIFG Global Holdings IV, LLC, CIFG Global Holdings V, LLC, and CIFG Global Holdings VI, LLC.

2